CONSENT OF INDEPENDENT AUDITOR PRIVATE

              	FOR ATLAS-ENERGY FOR THE NINETIES-PUBLIC #3 LTD.


The firm, as Independent Certified Public Accountants, hereby consents to the use of the audit report dated
February 11, 1997 on the balance sheet of Atlas-Energy for the Nineties-Public #3 Ltd., a Pennsylvania Limited
Partnership as of December 31, 1996, and the related statements of income, changes in partners' capital accounts and cash flows for the year then ended, in the U.S.
Securities and Exchange Commission Form 10-KSB and any amendments thereto for Atlas-Energy for the Nineties-Public
#3 Ltd.


                                   McLaughlin & Courson
                           Certified Public Accountants



                               /s/ McLaughlin & Courson


March 25, 1997
Pittsburgh, Pennsylvania